Exhibit 99.2

  Statement Under Oath of Principal Executive Officer and
        Principal Financial Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Terrence E. Geremski, state and attest that:

     (1) To the best of my knowledge, based upon a review of the covered reports of Carpenter Technology Corporation, and, except as corrected or supplemented in a subsequent covered report:

          -    no covered report contained an untrue
               statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

          -    no covered report omitted to state a
               material fact necessary to make the
               statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

     (2) I have reviewed the contents of this statement with the Company's audit committee.

     (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

          -    Annual Report on Form 10-K for the year
               ended June 30, 2002 of Carpenter Technology
               Corporation;

          - all reports on Form 10-Q, all reports on Form 8-K, and all definitive proxy materials of Carpenter Technology Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

          -    any amendments to any of the foregoing.

/s/ Terrence E. Geremski       Subscribed and sworn to
Terrence E. Geremski           before me this 23rd day of
Senior Vice President          September, 2002
Finance & Chief Financial
Officer                        /s/Karla Lewars
September 23, 2002             Notary Public

                               My Commission Expires:
                               September 8, 2003